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                                                                   Exhibit 13(M)

                                AGENCY AGREEMENT

      THIS AGREEMENT made the 30th day of November, 2000, by and between each of the following registered investment companies (1) LEXINGTON MONEY MARKET TRUST, a Massachusetts business trust; (2) PILGRIM EQUITY TRUST, a Massachusetts business trust, currently consisting of Pilgrim Index Plus Protection Fund and Pilgrim MidCap Opportunities Fund; (3) PILGRIM GROWTH OPPORTUNITIES FUND, a Massachusetts business trust; (4) PILGRIM MAYFLOWER TRUST, a Massachusetts business trust, consisting of Pilgrim Growth + Value Fund, Pilgrim International Value Fund and Pilgrim Research Enhanced Index Fund; (5) PILGRIM NATURAL RESOURCES TRUST, a Massachusetts business trust; (6) PILGRIM PRIME RATE TRUST, a Massachusetts business trust; (7) PILGRIM SMALLCAP OPPORTUNITIES FUND, a Massachusetts business trust; (8) PILGRIM VARIABLE PRODUCTS TRUST, a Massachusetts business trust, consisting of Pilgrim VP Convertible Portfolio, Pilgrim VP Emerging Countries Portfolio, Pilgrim VP Financial Services Portfolio, Pilgrim VP Growth & Income Portfolio, Pilgrim VP Growth + Value Portfolio, Pilgrim VP Growth Opportunities Portfolio, Pilgrim VP High Yield Bond Portfolio, Pilgrim VP International Portfolio, Pilgrim VP International SmallCap Growth Portfolio, Pilgrim VP International Value Portfolio, Pilgrim VP LargeCap Growth Portfolio, Pilgrim VP MagnaCap Portfolio, Pilgrim VP MidCap Opportunities Portfolio, Pilgrim VP Research Enhanced Index Portfolio, Pilgrim VP SmallCap Opportunities Portfolio and Pilgrim VP Worldwide Growth Portfolio; (9) PILGRIM FUNDS TRUST, a Delaware business trust, consisting of Pilgrim European Equity Fund, Pilgrim Global Communications Fund, Pilgrim Global Information Technology Fund, Pilgrim Intermediate Bond Fund, Pilgrim Internet Fund, ING Pilgrim Money Market Fund, Pilgrim National Tax-Exempt
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Bond Fund and Pilgrim Tax Efficient Equity Fund; (10) PILGRIM MUTUAL FUNDS, a
Delaware business trust, consisting of Pilgrim Balanced Fund, Pilgrim Convertible Fund, Pilgrim Emerging Countries Fund, Pilgrim High Yield Fund II, Pilgrim International Core Growth Fund, Pilgrim International SmallCap Growth Fund, Pilgrim LargeCap Growth Fund, Pilgrim MidCap Growth Fund, Pilgrim Money Market Fund, Pilgrim SmallCap Growth Fund, Pilgrim Strategic Income Fund and Pilgrim Worldwide Growth Fund; (11) PILGRIM SENIOR INCOME FUND, a Delaware business trust; (12) PILGRIM ADVISORY FUNDS, INC., a Maryland corporation, consisting of Pilgrim Asia-Pacific Equity Fund; (13) PILGRIM BANK AND THRIFT FUND, INC., a Maryland corporation; (14) PILGRIM EMERGING MARKETS FUND, INC., a Maryland corporation; (15) PILGRIM GNMA INCOME FUND, INC., a Maryland corporation; (16) PILGRIM PRECIOUS METALS FUND, INC., a Maryland corporation;
(17) PILGRIM GROWTH AND INCOME FUND, INC., a Maryland corporation; (18) PILGRIM INVESTMENT FUNDS, INC., a Maryland corporation, consisting of Pilgrim High Yield Fund and Pilgrim MagnaCap Fund; (19) PILGRIM INTERNATIONAL FUND, INC., a Maryland corporation, and (20) PILGRIM RUSSIA FUND, INC., a Maryland corporation, and any other registered investment companies set forth on Exhibit A, attached hereto, as amended from time to time (each such registered investment company <1-20> and any investment company added to Exhibit A in the future) hereinafter jointly and severally referred to as "Fund") each having its principal place of business at 7337 E. Doubletree Ranch Road, Scottsdale, Arizona, 85258-2034, and DST SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 ("DST"):


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                                   WITNESSETH:

      WHEREAS, Fund desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Documents to be Filed with Appointment.

      In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with DST the following documents:

      A. A certified copy of the resolutions of the Board of Directors or Trustees of Fund appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign stock certificates, if any, and give written instructions and requests on behalf of Fund;

      B. A certified copy of the Articles of Incorporation or Declaration of Trust of Fund and all amendments thereto;

      C.    A certified copy of the Bylaws of Fund;

      D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;

      E. Specimens of all forms of outstanding stock certificates, in the forms approved by the Board of Directors or Trustees of Fund, with a certificate of the Secretary of Fund, as to such approval;

      F. Specimens of the signatures of the officers of Fund authorized to sign stock certificates and individuals authorized to sign written instructions and requests;

      G.    An opinion of counsel for Fund with respect to:


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            (1)   Fund's organization and existence under the laws of its state of organization,

            (2) The status of all shares of stock of Fund covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute, and

            (3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

2.    Certain Representations and Warranties of DST.

      DST represents and warrants to Fund that:

      A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

      B. It is duly qualified to carry on its business in the State of Missouri.

      C. It is empowered under applicable laws and by its Articles of Incorporation and bylaws to enter into and perform the services contemplated in this Agreement.

      D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934.

      E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.    Certain Representations and Warranties of Fund.

      Fund represents and warrants to DST that:

      A. It is duly organized as heretofore described and existing and in good standing under the laws of the State/Commonwealth of organization set forth after its name in the opening paragraph or, if it does not appear in such opening paragraph, on Exhibit A.


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      B.    It is an open-end or closed-end management investment company registered under the Investment Company Act of 1940, as amended.

      C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale.

      D. All requisite steps have been and will continue to be taken to register Fund's shares for sale in all applicable states and such registration will be effective at all times shares are offered for sale in such state.

      E. Fund is empowered under applicable laws and by its charter or declaration and bylaws to enter into and perform this Agreement.

4.    Scope of Appointment.

      A. Subject to the conditions set forth in this Agreement, Fund hereby appoints DST as Transfer Agent and Dividend Disbursing Agent.

      B. DST hereby accepts such appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

      C. Fund agrees to use its best efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

      D. DST, utilizing DST's computerized data processing systems for securityholder accounting for open-end funds (the "TA2000(R) System"), and subject to the provisions of Sections 19, 20 and 21 of this Agreement, will perform the following services as transfer, dividend disbursing and shareholders' servicing agent for Fund, and as agent of Fund for shareholder accounts thereof, in a timely manner: issuing


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            (including countersigning), transferring and canceling share certificates; maintaining all shareholder accounts; providing transaction journals; preparing shareholder meeting lists (one annually at no charge, lists for additional meetings will be charged for), mailing proxies and proxy materials, receiving and tabulating proxies, certifying the shareholder votes in Fund (all proxy activities are subject to proxy fees and reimbursable fees); mailing shareholder reports and prospectuses supplied to DST by Fund or its agents; withholding, as required by Federal law and as directed by Fund, taxes on nonresident alien and foreign corporation accounts, for pension and deferred income, backup withholding or other instances agreed upon by Fund and DST; disbursing income dividends and capital gains distributions to shareholders, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, 1042S and backup withholding as required for all shareholders and as directed by Fund; preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations (not applicable to closed-end funds except for transfers into or out of a shareholders' account) of shares of Fund and other confirmable transactions in shareholders' accounts; recording reinvestment of dividends and distributions in shares of Fund; providing or making available on-line daily and monthly reports as provided by the TA2000 System and as requested by Fund or its management company; maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by Fund to account for all transactions (non-valued in closed-end funds) in Fund shares, calculating the appropriate sales charge with respect to each purchase of Fund shares as set forth in the prospectus for Fund (not applicable to closed-end funds); solely for open-end funds: determining the portion of each sales charge payable to the


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            dealer participating in a sale in accordance with schedules delivered to DST by Fund's principal underwriter or distributor (hereinafter "principal underwriter") from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades (not applicable to closed-end funds); mailing copies of shareholder statements to shareholders and registered representatives of dealers in accordance with Fund's instructions; and, solely in the case of open-end funds, processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchase or redemption (or in the case of closed-end funds, effecting transfer of certificates) received in proper order as set forth in the prospectus and DST's Procedures, as hereinafter defined, rejecting promptly any requests not received in proper order (as defined by Fund or its agents or DST's Procedures), and, solely in the case of open-end funds, causing exchanges of shares to be executed in accordance with Fund's instructions, the applicable prospectus, DST's Procedures and the general exchange privilege application.

      E. At the request of an Authorized Person (a person identified as such on Exhibit D, attached hereto and incorporated herein for reference), DST shall use reasonable efforts to provide the services set forth in this Agreement in connection with transactions (i) on behalf of retirement plans and participants in retirement plans and transactions ordered by brokers as part of a "no transaction fee" program ("NTF"),


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            the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform shareholder servicing agent services, (ii) involving the provision of information to DST after the commencement of the nightly processing cycle of TA2000 System or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan, non-NTF and pre-nightly transactions (the "Exception Services").

      F. Fund shall have the right to add new series to the TA2000 System upon at least thirty (30) days' prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement and any new series shall be provided services in accordance with the Fee Schedules then attached to the existing Agency Agreements between DST and the various Funds of Pilgrim Capital Corporation, which agreements pre-date this Agency Agreement. Rates or charges for additional series shall be as set forth in Exhibit B, as hereinafter defined, for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule.

      G. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in Fund's instructions, prospectus or application as amended from time to time, for Fund provided (i) DST is advised in advance by Fund of any changes


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            therein, (ii) the TA2000 System and the mode of operations utilized by DST as then constituted support such additional functions and features, and (iii) any new or increased services to be provided by DST or commenced to be used by Fund in addition to those currently used at execution hereof or any new products or functionality added to the TA2000 System shall be provided in accordance with the Fee Schedules then attached to the existing Agency Agreements between DST and the various Funds of Pilgrim Capital Corporation, which agreements pre-date this Agency Agreement, or, if not referenced in such fee schedules, at mutually agreed to fees and charges. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by Fund requires an enhancement or modification to the TA2000 System or to operations as presently conducted by DST, DST shall not be liable therefor until such modification or enhancement is, if DST agrees to develop or institute it, developed (at Fund's expense) and installed on the TA2000 System or a new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise Fund of the amount of such increase and if Fund elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.


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5.    Limit of Authority.

      Unless otherwise expressly limited by the resolution of appointment or by subsequent action by Fund, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

      In case of such increase Fund will file with DST:

      A. If the appointment of DST was theretofore expressly limited, a certified copy of a resolution of Fund's Board of Directors or Trustees, as applicable, increasing the authority of DST;

      B. A certified copy of the amendment to Fund's Articles of Incorporation or Declaration of Trust, as applicable, authorizing the increase of stock;

      C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

      D.    Opinion of counsel for Fund stating:

            (1) The status of the additional shares of stock of Fund under the Securities Act of 1933, as amended, and any other applicable federal or state statute and that said shares may be legally issued; and

            (2) That the additional shares are, or when issued will be, validly issued, fully paid and nonassessable by Fund.


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6.    Compensation and Expenses.

      A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Fund will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements (Compensation and Expenses) incurred in connection with the agency. Such compensation is set forth in a separate schedule to be agreed to, from time to time, by Fund and DST, the current copy of which is attached hereto as Exhibit B and incorporated herein by reference. If Fund has not paid such Compensation and Expenses to DST within a reasonable time, DST may, after written notice to Fund, charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement.

      B. Fund also agrees promptly to reimburse DST for all reasonable reimbursable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegrams, stationery supplies, counsel fees, outside printing and mailing firms (including DST Output SRI, Inc.), magnetic tapes, reels or cartridges (if sent to a Fund or to third party at Fund's request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at Fund's request at Fund's or a third party's premises, telecommunications equipment, telephone/ telecommunication lines between Fund and its agents, on one hand, and DST on the


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            other, proxy mailing, soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, and NSCC transaction fees (as well as any other expenses set forth on Exhibit C, as amended from time to time) to the extent any of the foregoing are paid or incurred by DST. Fund agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of Fund will be promptly reimbursed by Fund.

      C. Amounts due hereunder shall be due and paid on or before the thirtieth (30th) calendar day after receipt of the statement therefor by Fund (the "Due Date"). Fund is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to
            Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, Fund shall pay a late charge equal to the rate set forth in the fee schedule times the amount overdue, times the number of days from the Due Date up to and including the day on which payment is received by DST divided by
            365. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of Fund's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

      D. In the event that any charges are disputed, Fund shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any


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            disputed charges for out-of-pocket expenses that it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to Fund documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first day after the Revised Due Date.

7.    Operation of DST Systems.

      In connection with the performance of its services under this Agreement, DST is responsible for such items as:

      A. That entries in DST's records and in Fund's records on the TA2000 System created by DST accurately reflect the orders, instructions, and other information received by DST from Fund, Fund's principal manager, underwriter or distributor or Fund's investment adviser, sponsor, custodian or administrator (each an "Authorized Person"), broker-dealers and shareholders;

      B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in Fund's records on the TA2000 System;

      C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund and the data in Fund's records on the TA2000 System;

      D. That redemption transactions and payments with respect to shares of open-end funds and transfers with respect to closed-end funds be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with instructions received by DST from dealers, shareholders, or an Authorized Person of Fund


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            provided such instructions are in proper order as set forth elsewhere in this Agreement and are consistent with the data in Fund's records on the TA2000 System;

      E. The deposit daily in Fund's appropriate special bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in shares of open-end funds;

      F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not necessarily assume one hundred percent (100%) responsibility for losses resulting from "as of's" due to clerical errors or misinterpretations of shareholder instructions. DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it with respect to "as of" adjustments in the absence of bad faith, willful misconduct, knowing violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST, reckless disregard of the performance of its duties, or negligence on its part. DST's liability hereunder shall extend only to losses that are "material", that is, that, on a given, day arise from dilution or a pricing error that is (i) greater than a negligible amount per shareholder, (ii) equals or exceeds one ($.01) full cent per share times the number of shares outstanding with respect to whether recompense of Fund is required, or (iii) equals or exceeds the product of one-half of one percent (1/2%) times Fund's Net Asset Value per share times the number of shares outstanding with respect to whether recompense at the shareholder level is required (or such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time);


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      G.    Notwithstanding anything in this Agreement to the contrary, DST shall perform the services set forth in Section 4.D. of, and elsewhere in, this Agreement, including but not limited to the requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts (where required), transfers, redemptions and other shareholder account transactions, in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures with such changes or deviations therefrom as may be from time to time required or approved by Fund, its investment adviser or principal underwriter, or their or DST's counsel (the "Procedures") and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

      H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any; and

      I. The maintenance of a current, duplicate set of Fund's essential records as of the close of business on the prior business day at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.    Indemnification.

      A. DST shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. DST shall provide its services as transfer agent in accordance with Section 17A of the Exchange Act, and the rules


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            and regulations thereunder. In the absence of bad faith, willful misconduct, knowing violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violations arising directly or indirectly out of the actions of DST-unaffiliated third parties), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, DST shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Procedures, copies of which have been provided to Fund, as amended from time to time with approval of counsel, or for any deviation therefrom approved by an Authorized Person, Fund or Fund's or DST's counsel.

      B. DST shall not be responsible for, and Fund shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against DST or for which DST may be held to be liable, arising out of or attributable to:

            (1) All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in accordance with the standards specified in Paragraph A;

            (2) Fund's refusal or failure to comply with the terms of this Agreement, Fund's negligence or willful misconduct, or the breach of any representation or warranty of Fund hereunder;

            (3) The good faith reliance on or the carrying out of any written or recorded oral instructions or requests of persons designated by Fund in writing from time


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                  to time as authorized to give instructions on its behalf or of representatives of an Authorized Person or DST's good faith reliance on or use of information, data, records and documents received from, or which have been prepared and/or maintained by or on behalf of, an Authorized Person;

            (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered;

            (5) The offer or sale of Fund's shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST's failure to comply with written instructions of Fund or of any officer of Fund that no offers or sales be input into Fund's securityholder records in or to residents of such state);

            (6) Fund's or its agents' and Authorized Persons' omissions, errors and mistakes: (a) in the use of (i) the TA2000 System,
                  (ii) the data center, computer and related equipment used to access the TA2000 System (the "DST Facilities"), and (iii) control procedures in the TA2000 System, and (b) in the verification of output and (c) in the remote input of data;

            (7) Errors, inaccuracies and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, Fund's records, shareholder records and other records, delivered to DST hereunder by Fund or its prior agent(s) (but not including errors, inaccuracies or omissions resulting from the negligence or willful


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                  misconduct of DST while DST was acting as sub-agent on behalf of Investors Fiduciary Trust Company, Fund's prior transfer agent);

            (8) Actions or omissions to act by Fund or agents designated by Fund with respect to duties assumed thereby as provided for in
                  Section 21 hereof; and

            (9) DST's performance of AGREED UPON Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with gross negligence.

      C. Except where DST is entitled to indemnification under Section 8.B. hereof, and subject to the provisions Section 7.F. hereof, DST shall indemnify and hold Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of DST's failure to comply with the terms of this Agreement or arising out of or attributable to DST's negligence or willful misconduct or material breach of any representation or warranty of DST hereunder.

      D. EXCEPT FOR VIOLATIONS OF SECTION 23, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

      E. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to counsel provided by the indemnifying party) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

9.    Certain Covenants of DST and Fund.

      A. All requisite steps will be taken by Fund from time to time when and as necessary to register Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to DST.

      B. DST hereby agrees to perform such transfer agency functions as are set forth in section 4.D. above and establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available.

      C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, DST agrees that all shareholder- or Fund-related records maintained by DST relating to the services performed by DST under this Agreement are the property of Fund and will be preserved, and will, upon receipt of payment of all sums due to DST in connection with DST's performance under this Agreement, be surrendered promptly to Fund on request.

      D. DST agrees to furnish Fund semiannual reports of its financial condition, consisting of a balance sheet, earnings statement and any other readily and publicly available financial information reasonably requested by Fund. The annual financial statements will be certified by DST's certified public accountants. DST agrees to provide such reports as are produced by the TA2000 System respecting its services under this Agreement to Fund's Board as the Fund Board may reasonably request.

      E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its reasonable efforts to continue to modernize and improve.

      F. DST will permit Fund and its authorized representatives to make periodic inspections of its operations as such would involve Fund upon reasonable prior notice and at reasonable times during business hours.

      G. DST agrees to use its reasonable efforts to provide in Kansas City at Fund's expense two (2) man weeks of training for Fund's personnel in connection with use and operation of the TA2000 System. All travel and reimbursable expenses incurred by Fund's personnel in connection with and during training at DST's Facility shall be borne by Fund. At Fund's option and expense, DST also agrees to use its best efforts to provide an additional two (2) man weeks of training at Fund's facility for Fund's personnel in connection with the TA2000 System. Reasonable travel, per diem and reimbursable expenses incurred by DST personnel in connection with and during training at Fund's facility or in connection with the conversion shall be borne by Fund.

10.   Recapitalization or Readjustment.

      In case of any recapitalization, readjustment or other change in the capital structure of Fund requiring a change in the form of stock certificates, DST will, upon agreement with Fund as to the charges to apply thereto, issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

      A.    Written instructions from an officer of Fund;

      B. Certified copy of the amendment to the Articles of Incorporation or other document effecting the change;

      C. Certified copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

      D. Specimens of the new certificates in the form approved by the Board of Directors or Trustees of Fund, with a certificate of the Secretary of Fund as to such approval;

      E.    Opinion of counsel for Fund stating:

            (1) The status of the shares of stock of Fund in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and

            (2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable by the Fund.

11.   Stock Certificates.

      Fund will furnish DST with a sufficient supply of blank stock certificates and from time to time will renew such supply upon the request of DST. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and by bylaws to sign stock certificates and, if required, will bear the corporate seal or facsimile thereof.

12.   Death, Resignation or Removal of Signing Officer.

      Fund will file promptly with DST written notice of any change in the officers authorized to sign stock certificates, written instructions or requests, together with two certificates of the Secretary or Clerk bearing the specimen signature of each newly authorized officer. In case any officer of Fund who has signed manually or whose facsimile signature has been affixed to blank stock certificates dies, resigns, or is removed prior to the issuance of such certificates, DST may issue or register such stock certificates as the stock certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with DST such approval, adoption, or ratification as may be required by law.

13.   Future Amendments of Charter and Bylaws.

      Fund will promptly file with DST copies of all material amendments to its Articles of Incorporation or Declaration of Trust, as applicable, or bylaws made after the date of this Agreement.

14.   Instructions, Opinion of Counsel and Signatures.

      At any time DST may apply to any person authorized by Fund, including without limitation the duly authorized representative of any Authorized Person and any Authorized Personnel set forth on Exhibit D to this Agreement, to give instructions to DST, and may with the approval of a Fund officer consult with legal counsel for Fund or its own legal counsel at the expense of Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Fund. It will also be protected in recognizing stock certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a present or former co-Transfer Agent or co-Registrar.

15.   Force Majeure and Disaster Recovery Plans.

      A. DST SHALL NOT BE RESPONSIBLE OR LIABLE FOR ITS FAILURE OR DELAY IN PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT ARISING OUT OF OR CAUSED, DIRECTLY OR INDIRECTLY, BY CIRCUMSTANCES BEYOND ITS REASONABLE CONTROL, INCLUDING, WITHOUT LIMITATION: ANY INTERRUPTION, LOSS OR MALFUNCTION OR ANY UTILITY, TRANSPORTATION, COMPUTER (HARDWARE OR SOFTWARE) OR COMMUNICATION SERVICE; INABILITY TO OBTAIN LABOR, MATERIAL, EQUIPMENT OR TRANSPORTATION, OR A DELAY IN

            MAILS; GOVERNMENTAL OR EXCHANGE ACTION, STATUTE, ORDINANCE, RULINGS, REGULATIONS OR DIRECTION; WAR, STRIKE, RIOT, EMERGENCY, CIVIL DISTURBANCE, TERRORISM, VANDALISM, EXPLOSIONS, LABOR DISPUTES, FREEZES, FLOODS, FIRES, TORNADOS, ACTS OF GOD OR PUBLIC ENEMY, REVOLUTIONS, OR INSURRECTION; OR ANY OTHER CAUSE, CONTINGENCY, CIRCUMSTANCE OR DELAY NOT SUBJECT TO DST'S CONTROL WHICH PREVENTS OR HINDERS DST'S PERFORMANCE HEREUNDER.

      B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided Fund is paying its pro rata portion of the charge therefor, DST would, in event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the TA2000 System containing the designated Fund data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan.

      C. DST also currently maintains, separate from the area in which the operations that provide the services to Fund hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

16.   Certification of Documents.

      The required copy of the Articles of Incorporation or Declaration of Trust of Fund and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Articles of Incorporation or Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of an official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Directors or Trustees of Fund, as applicable, will be certified by the Secretary or Clerk or an Assistant Secretary or Clerk of Fund under Fund's seal.

17.   Records.

      DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

18.   Disposition of Books, Records and Canceled Certificates.

      DST may send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents, and records no longer deemed needed for current purposes and all stock certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and stock certificates will be maintained by Fund under and in accordance with the requirements of Section 17Ad-7 adopted under the Securities Exchange Act of 1934. Such materials will not be destroyed by Fund without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference and maintained, preserved and made available to DST and the U.S. Securities and Exchange Commission in accordance with the requirement of Sections 17Ad-7 under the Securities Exchange Act of 1934 (17 C.F.R.
      Section 240.17Ad-7).

19.   Provisions Relating to DST as Transfer Agent.

      A. DST will make original issues of stock certificates upon written request of an officer of Fund, and upon mutual agreement as to the charges to apply thereto and being furnished with a certified copy of a resolution of the Board of Directors or Trustees authorizing such original issue, an opinion of counsel as outlined in Section 1.G. of this Agreement, any documents required by Sections 5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax.

      B. Before making any original issue of certificates, Fund will furnish DST with sufficient funds to pay all required taxes on the original issue of the stock, if any. Fund will furnish DST such evidence as may be required by DST to show the actual value of the stock. If no taxes are payable, DST will be furnished with an opinion of outside counsel to that effect.

      C. Shares of stock will be transferred and new certificates issued in transfer, or, except in the case of closed-end funds, shares of stock will be accepted for redemption and funds remitted therefor, or book entry transfer will be effected, upon surrender of the old certificates in form or receipt by DST of instructions deemed by DST properly endorsed for transfer or, except in the case of closed-end funds, redemption accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or redemption. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose, unless Fund has instructed DST not to require a signature guarantee, DST may require a guaranty of signature in accordance with the Procedures. DST shall have the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions that, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon Simplification Acts, Uniform Commercial Code, or other statutes that protect it and Fund in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss that may arise by reason of not having such records.

      D. When mail is used for delivery of stock certificates, DST will forward stock certificates in "nonnegotiable" form by first class or registered mail and stock certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by DST.

      E. DST will issue and mail subscription warrants, certificates representing stock dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of Fund and such other documents as DST deems necessary upon agreement between DST and Fund as to the charges to apply thereto.

      F. DST will issue, transfer, and split up certificates and will issue certificates of stock representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to DST for that purpose upon receiving written instructions from an officer of Fund and such other documents as DST may deem necessary.

      G. DST may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from Fund and indemnity satisfactory to DST and Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from Fund will be in such form as will be approved by the Board of Directors or Trustees of Fund and will be in accordance with the provisions of law and the bylaws of Fund governing such matter.

      H. DST will supply a shareholder's list to Fund for its annual meeting upon receiving a request from an officer of Fund. It will also supply lists at such other times as may be requested by an officer of Fund, subject to payment of applicable charges therefor.

      I. Upon receipt of written instructions of an officer of Fund, DST will address and mail notices to shareholders.

      J. In case of any request or demand for the inspection of the stock books of Fund or any other books or records in the possession of DST, DST will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books or records to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

20.   Provisions Relating to Dividend Disbursing Agency.

      A. DST will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by DST.

      B. If Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished to DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.

      C. If Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST, but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund in advance of such mailing.

      D. DST is hereby authorized to open and to maintain at a Bank acceptable to Fund one or more non-interest bearing deposit accounts as Agent for Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

      E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21.   Assumption of Duties By Fund or Agents Designated By Fund.

      A. Fund or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursement Agent as those terms are referred to in Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of Fund, said assumption to be embodied in writing to be signed by both parties.

      B. To the extent Fund or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

      C. DST MAY, SUBJECT TO THE WRITTEN CONSENT OF THE FUND, APPOINT OTHER PARTIES QUALIFIED TO PERFORM TRANSFER AGENCY SERVICES ("SUB-TRANSFER AGENTS") TO CARRY OUT SOME OR ALL OF ITS RESPONSIBILITIES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT A SUB-TRANSFER AGENT SHALL BE THE AGENT OF DST AND NOT THE AGENT OF THE FUND, AND THAT UNLESS THE SUB-TRANSFER AGENT IS APPOINTED AT THE DIRECTION OF THE FUND, DST SHALL BE FULLY RESPONSIBLE FOR THE ACTS OF A SUB-TRANSFER AGENT AND SHALL NOT BE RELIEVED OF ANY OF ITS RESPONSIBILITIES HEREUNDER BY THE APPOINTMENT OF A SUB-TRANSFER AGENT.

      D. Initially Fund shall be responsible for the following: (i) answering and responding to phone calls from shareholders and broker-dealers, and (ii) scanning items into the AWD(TM) System as such calls or items are received by Fund, and (iii) entering and confirming wire order trades.

22.   Termination of Agreement.

      A. This Agreement shall be in effect from the date set forth on the first page (the "Effective Date") through May 31, 2002 and thereafter shall remain in effect unless terminated by either party upon receipt of six (6) months written notice from the other party, provided, however, that the effective date of any termination shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end.

      B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

            (1) Any interruption or cessation of operations by the other party or its assigns that materially interferes with the business operation of the first party;

            (2) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns;

            (3) Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party; and

            (4) The acquisition of a controlling interest in DST Systems, Inc. or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist.

      C. In the event of any termination, Fund will promptly pay DST all amounts due to DST hereunder. In addition, if this Agreement is terminated by Fund for any reason other than those set forth in
            Section 22.B. hereof, then Fund shall pay to DST on the last business day of each of the next three (3) whole or partial calendar months (commencing with the last day of the month in which termination actually occurs if termination does not occur on the last business day of the month, and with the last business day of the immediately following month if termination actually occurs on the last business day of a month) an amount equal to the average monthly fees, exclusive of the out-of-pocket expenses, paid by or on behalf of each terminating party under the affected Agreement during the six (6) calendar months preceding the month during which the termination notice was received by DST.

      D. If the termination date set forth in the original termination notice is extended by any terminating party (which extension shall require the agreement of DST), then the fees and charges payable by the terminating party under this Agreement shall increase by twenty percent (20%) during the period commencing with the original termination date set forth in the initial termination notice and concluding with the day upon which termination actually occurs. These provisions are in addition to any other contractual provision or compensation agreements that may be in existence at the time of an actual transfer.

      E. DST shall, upon termination of this Agreement and receipt of payment of all outstanding bills and invoices, deliver to the successor so specified or appointed, or to Fund, at DST's office, all records then held by DST hereunder, all funds and other properties of Fund deposited with or held by DST hereunder. In the event no written order designating a successor (which may be Fund) shall have been delivered to DST on or before the date when such termination shall become effective, then DST shall deliver the records, funds and properties of Fund to a bank or trust company at the selection of DST or if a satisfactory successor cannot be obtained, DST may deliver the assets to Fund, at DST's offices or as otherwise agreed to between the parties in any event upon written notice to Fund. Thereafter Fund or such bank or trust company shall be the successor under this Agreement and shall be entitled to reasonable compensation for its services. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, DST may make any other delivery of the funds and property of Fund that shall be permitted by the Investment Company Act of 1940 and Fund's Articles of Incorporation, Declaration of Trust, and/or Bylaws then in effect. Except as otherwise provided herein, neither this Agreement nor any portion thereof may be assigned by DST without the consent of Fund.

      F. In the event of termination, DST shall provide reasonable assistance to Fund and its designated successor transfer agent and other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve such new service or system provider's system or to improve, enhance, or alter its current, or to provide any new, functionality or to require DST to disclose any DST

            Protected Information, as defined in Section 23 of this Agreement, or any information which is otherwise confidential to DST. DST's assistance shall be billed at its then current rates. DST's present rates, which are subject to annual increase as DST's labor costs for such personnel increase, are as is set forth in Exhibit B to this Agreement.

      G. Nothing in this Agreement is intended to, nor does it, compel DST to disclose non-public information concerning its operations or operating systems, including but not limited to the TA2000 System, or to provide programming assistance or information which might tend to improve, enhance, or add functionality to anyone else's operating systems.

23.   Confidentiality.

      A. DST agrees that, except as provided in the last sentence of Section 19.J hereof, or as otherwise required by law, DST will keep confidential all records of and information relating to Fund or its shareholders or shareholder accounts in its possession and will not disclose the same to any person except at the request or with the consent of Fund.

      B. Fund agrees to keep confidential all provisions, terms and conditions of this Agreement, all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with DST) and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.

      C. Fund acknowledges that DST has proprietary rights in and to the computerized data processing recordkeeping system used by DST to perform services hereunder including but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, the TA2000 System, including without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Protected Information") which Fund's access to the TA2000 System or software or DST Facilities may permit Fund or its employees or agents to become aware of or to access and that the DST Protected Information constitutes confidential material and trade secrets of DST. Fund agrees to maintain the confidentiality of the DST Protected Information.

      D. Fund acknowledges that any unauthorized use, misuse, disclosure or taking of DST Protected Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. Fund will advise all of its employees and agents who have access to any DST Protected Information or to any computer equipment capable of accessing DST hardware or software of the foregoing.

      E. Fund acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies that may be available, and Fund consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

24.   Changes and Modifications.

      A. During the term of this Agreement DST will use on behalf of Fund without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by Fund, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. Fund agrees to pay DST promptly for modifications and improvements that are charged for separately at the rate provided for in DST's standard pricing schedule that shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

      B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of Fund in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless Fund is given thirty (30) days prior notice to allow Fund to change its procedures and DST provides Fund with revised operating procedures and controls.

      C. All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

25.   Subcontractors.

      Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, the banks at which the deposit accounts are maintained, The National Securities Clearing Corporation, airborne services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same.

26.   Limitations on Liability.

      A. If Fund is comprised of more than one Portfolio, each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to Fund shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio or the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. The use of this single document to memorialize the separate agreement of each Portfolio or Fund is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios or Funds for any reason.

      B. Notice is hereby given that a copy of Fund's Articles of Incorporation or Trust Agreement (as applicable) and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of Fund and shall not be binding upon any director, trustee, officer or shareholder of Fund individually.

27.   Notices.

      All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally, sent by mail, registered or certified, return receipt requested, postage prepaid, by telegram or by facsimile transmission:

      If to Fund:
      The ING Pilgrim Family of Funds
      7337 E. Doubletree Ranch Road
      Scottsdale, Arizona 85258-2034
      Telephone No.:  (408) 477-2117
      Telecopier No.:  (408) 477-2082
      Attn:  Rob Naka, Senior Vice President

      And if to DST:

      DST Systems, Inc.
      210 West 10th Street, 7th Floor
      Kansas City, Missouri 64105
      Telephone No.: (816) 843-7500
      Telecopier No.: (816) 843-7502
      Attn:  Jonathan Boehm, Group Vice President

      With a copy of non-operational notices to:

      DST Systems, Inc.
      333 West 11th Street, 5th Floor
      Kansas City, Missouri 64105
      Telephone No.: (816) 435-8688
      Telecopier No.: (816) 435-8630
      Attn:   Legal Department

      or to such other address as DST or Fund may from time to time designate in writing delivered as provided above.

28.   Miscellaneous.

      A. This Agreement is executed and delivered in the State of Missouri and shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

      B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      C. The representations and warranties, all indemnifications and any limitations on liability set forth in this Agreement are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement until any statute of limitations applicable to the matter at issues shall have expired.

      D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed each party hereto.

      E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         H. This Agreement may not be assigned any party hereto without prior written consent of the other parties.

         I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Fund and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of Fund. This Agreement is between DST and Fund and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

         J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

         K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the appointment of DST as Agent for the Fund and the provision by DST of transfer agency services as such Agent between any Fund and DST, whether oral or written.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

                                 DST SYSTEMS, INC.

                                 By:  /s/ Jonathan Boehm
                                      ------------------------------------------

                                 Title:  Group VP
                                         ---------------------------------------

                                 Date:  11/30/2000
                                        ----------------------------------------

                                 LEXINGTON MONEY MARKET TRUST
                                 PILGRIM EQUITY TRUST
                                       Pilgrim Index Plus Protection Fund
                                       Pilgrim MidCap Opportunities Fund
                                 PILGRIM GROWTH OPPORTUNITIES FUND
                                 PILGRIM MAYFLOWER TRUST
                                       Pilgrim Growth + Value Fund
                                       Pilgrim International Value Fund
                                       Pilgrim Research Enhanced Index Fund

                                 PILGRIM NATURAL RESOURCES TRUST
                                 PILGRIM PRIME RATE TRUST
                                 PILGRIM SMALLCAP OPPORTUNITIES FUND
                                 PILGRIM VARIABLE PRODUCTS TRUST
                                       Pilgrim VP Convertible Portfolio
                                       Pilgrim VP Emerging Countries Portfolio
                                       Pilgrim VP Financial Services Portfolio
                                       Pilgrim VP Growth & Income Portfolio
                                       Pilgrim VP Growth + Value Portfolio
                                       Pilgrim VP Growth Opportunities Portfolio
                                       Pilgrim VP High Yield Bond Portfolio
                                       Pilgrim VP International Portfolio
                                       Pilgrim VP International
                                       SmallCap Growth Portfolio
                                       Pilgrim VP International Value Portfolio
                                       Pilgrim VP LargeCap Growth Portfolio
                                       Pilgrim VP MagnaCap Portfolio
                                       Pilgrim VP MidCap Opportunities Portfolio
                                       Pilgrim VP Research Enhanced Index
                                       Portfolio
                                       Pilgrim VP SmallCap Opportunities
                                       Portfolio
                                       Pilgrim VP Worldwide Growth Portfolio

                                 PILGRIM FUNDS TRUST
                                       Pilgrim European Equity Fund
                                       Pilgrim Global Communications Fund
                                       Pilgrim Global Information Technology
                                       Fund
                                       Pilgrim Intermediate Bond Fund
                                       Pilgrim Internet Fund
                                       ING Pilgrim Money Market Fund
                                       Pilgrim National Tax-Exempt Bond Fund
                                       Pilgrim Tax Efficient Equity Fund
                                 PILGRIM MUTUAL FUNDS
                                       Pilgrim Balanced Fund
                                       Pilgrim Convertible Fund
                                       Pilgrim Emerging Countries Fund
                                       Pilgrim High Yield Fund II
                                       Pilgrim International Core Growth Fund
                                       Pilgrim International SmallCap
                                       Growth Fund
                                       Pilgrim LargeCap Growth Fund
                                       Pilgrim MidCap Growth Fund
                                       Pilgrim Money Market Fund
                                       Pilgrim SmallCap Growth Fund
                                       Pilgrim Strategic Income Fund
                                       Pilgrim Worldwide Growth Fund
                                 PILGRIM SENIOR INCOME FUND
                                 PILGRIM ADVISORY FUNDS, INC.
                                       Pilgrim Asia-Pacific Equity Fund
                                 PILGRIM BANK AND THRIFT FUND, INC.

                                 PILGRIM EMERGING MARKETS FUND, INC.
                                 PILGRIM GNMA INCOME FUND, INC.
                                 PILGRIM PRECIOUS METALS FUND, INC.
                                 PILGRIM GROWTH AND INCOME FUND, INC.
                                 PILGRIM INVESTMENT FUNDS, INC.
                                       Pilgrim High Yield Fund
                                       Pilgrim MagnaCap Fund
                                 PILGRIM INTERNATIONAL FUND, INC.,
                                 PILGRIM RUSSIA FUND, INC.

                                 By: /s/ Robert S. Naka
                                     ------------------------------------------

                                 Title: Senior Vice President
                                        ---------------------------------------

                                 Date: 11/30/2000
                                       ----------------------------------------

                                                                       EXHIBIT A

                                                                              Open/          State of           Taxpayer
Taxpayer/Fund Name                             Type of Organization           Closed       Organization         I.D. No.
------------------                             --------------------           ------       ------------         --------
LEXINGTON MONEY MARKET TRUST                   Business Trust                             Massachusetts        13-6766350
PILGRIM EQUITY TRUST                           Business Trust                             Massachusetts           N/A
Pilgrim Index Plus Protection Fund                                                                             86-1011668
Pilgrim MidCap Opportunities Fund                                                                              06-1522344
PILGRIM GROWTH OPPORTUNITIES FUND              Business Trust                             Massachusetts        04-2886865
PILGRIM MAYFLOWER TRUST                        Business Trust                             Massachusetts           N/A
Pilgrim Growth + Value Fund                                                                                    06-1465531
Pilgrim International Value Fund                                                                               06-1472910
Pilgrim Research Enhanced Index Fund                                                                           06-1533751
PILGRIM NATURAL RESOURCES TRUST                Business Trust                             Massachusetts        22-2932678
PILGRIM PRIME RATE TRUST                       Business Trust                             Massachusetts        95-6874587
PILGRIM SMALLCAP OPPORTUNITIES FUND            Business Trust                             Massachusetts        04-2886856
PILGRIM VARIABLE PRODUCTS TRUST                Business Trust                             Massachusetts           N/A
Pilgrim VP Convertible Portfolio                                                                               86-1028318
Pilgrim VP Emerging Countries Portfolio                                                                        86-1028317
Pilgrim VP Financial Services Portfolio                                                                        86-1028316
Pilgrim VP Growth & Income Portfolio                                                                           86-1028315
Pilgrim VP Growth + Value Portfolio                                                                            06-6396994
Pilgrim VP Growth Opportunities Portfolio                                                                      06-6493759
Pilgrim VP High Yield Bond Portfolio                                                                           06-6396995
Pilgrim VP International Portfolio                                                                             86-1028314
Pilgrim VP International SmallCap Growth                                                                       86-1028313
Portfolio

                                                                              Open/          State of           Taxpayer
Taxpayer/Fund Name                             Type of Organization           Closed       Organization         I.D. No.
------------------                             --------------------           ------       ------------         --------
Pilgrim VP International Value Portfolio                                                                       06-6453493
Pilgrim VP LargeCap Growth Portfolio                                                                           86-1028309
Pilgrim VP MargnaCap Portfolio                                                                                 06-6493762
Pilgrim VP MidCap Opportunities Portfolio                                                                      06-6493760
Pilgrim VP Research Enhanced Index Portfolio                                                                   06-6397003
Pilgrim VP SmallCap Opportunities Portfolio                                                                    06-6397002
Pilgrim VP Worldwide Growth Portfolio                                                                          86-1028307

Pilgrim Funds Trust                            Business Trust                                Delaware
Pilgrim European Equity Fund                                                                                   23-2978987
Pilgrim Global Communications Fund                                                                             23-3029875
Pilgrim Global Information Technology Fund                                                                     23-2978990
Pilgrim Intermediate Bond Fund                                                                                 52-2125227
Pilgrim Internet Fund                                                                                          25-1839220
ING Pilgrim Money Market Fund                                                                                  23-2978935
Pilgrim National Tax-Exempt Bond Fund                                                                          23-2978941
Pilgrim Tax Efficient Equity Fund                                                                              23-2978988

Pilgrim Mutual Funds                           Business Trust                                Delaware             N/A
Pilgrim Balanced Fund                                                                                          33-0552418
Pilgrim Convertible Fund                                                                                       33-0552461
Pilgrim Emerging Countries Fund                                                                                33-0635177
Pilgrim High Yield Fund II                                                                                     33-0715888
Pilgrim International Core Growth Fund                                                                         33-0733548
Pilgrim International SmallCap Growth Fund                                                                     33-0591838
Pilgrim LargeCap Growth Fund                                                                                   33-0733557
Pilgrim MidCap Growth Fund                                                                                     33-0552429
Pilgrim Money Market Fund                                                                                      86-0955273
Pilgrim SmallCap Growth Fund                                                                                   33-6135828
Pilgrim Strategic Income Fund                                                                                  33-6170208
Pilgrim Worldwide Growth Fund                                                                                  33-0552475

Pilgrim Senior Income Fund                     Business Trust                                Delaware          86-1011668

                                                                              Open/          State of           Taxpayer
Taxpayer/Fund Name                             Type of Organization           Closed       Organization         I.D. No.
------------------                             --------------------           ------       ------------         --------
PILGRIM ADVISORY FUNDS, INC.                   Corporation                                   Maryland
Pilgrim Asia-Pacific Equity Fund                                                                               95-4532342
PILGRIM BANK AND THRIFT FUND, INC.             Corporation                                   Maryland          95-4020286
PILGRIM EMERGING MARKETS FUND, INC.            Corporation                                   Maryland          06-1287459
Pilgrim GNMA Income Fund, Inc.                 Corporation                                   Maryland          22-2013958
Pilgrim Precious Metals Fund, Inc.             Corporation                                   Maryland          13-2855309
PILGRIM GROWTH AND INCOME FUND, INC.           Corporation                                   Maryland          22-1644924
PILGRIM INVESTMENT FUNDS, INC.                 Corporation                                   Maryland
Pilgrim High Yield Fund                                                                                        13-6066974
Pilgrim MagnaCap Fund                                                                                          22-1891924
PILGRIM INTERNATIONAL FUND, INC.,              Corporation                                   Maryland          22-3278095
PILGRIM RUSSIA FUND, INC.                      Corporation                                   Maryland          22-3430284

                                                                 EXHIBIT B, P. 1

                                DST SYSTEMS, INC.
                      PILGRIM TRANSFER AGENCY FEE SCHEDULE
                     EFFECTIVE AUGUST 1, 2000 - MAY 31, 2002

ASSET BASED FEES:

         NET ASSETS PER PORTFOLIO:

                  $0 - $100,000,000                                    9.0 basis pts per year
                  $100,000,001- $300,000,000                           8.5 basis pts per year
                  $300,000,001 - $500,000,000                          7.5 basis pts per year
                  Greater than $500,000,000                            7.25 basis pts per year

         (Applies to all Lexington and Pilgrim Cusips, including new Q share portfolio classes established as a result of the Northstar conversion)

         EXCEPTIONS:

                  Prime Rate Trust                                     2.4 basis pts per year
                  Bank & Thrift                                        24.2 basis pts per year
                  Pilgrim Investment Plan                              $7,200 per year
                  Northstar Funds                                      Covered under separate
                                                                       agreement
                  ING Money Market Portfolio                           6.0 basis pts per year
                                                                       (effective 12/1/01)

         BUNDLED PRODUCTS AND SERVICES:

                  The above asset fees cover a comprehensive bundle of products and services. The following products and services are not covered by the asset fees and will continue to be billed separately using the current rates, subject to current allowable periodic increases:

                           * AWD License Fees
                           * Escheatment
                           * Programming
                           * FANMail
                           * Vision

                                                                 EXHIBIT B, P. 2

                  Additional products and services not currently utilized would be priced separately and would be billed in addition to the asset fees.

                  *Computer/Technical Personnel (2000 Rates):
                           Business Analyst/Tester:
                                    Dedicated - $79,040 per year
                                    On Request - $72.80 per hour

                           COBOL Programmer:
                                    Dedicated - $129,480 per year
                                    On Request - $100.88 per hour

                           Workstation Programmer:
                                    Dedicated - $157,040 per year
                                    On Request - $128.96 per hour

                  *Full Service Support (2000 Rates):
                           Senior Staff Support - $70.00 per hour
                           Staff Support - $50.00 per hour
                           Clerical Support - $40.00 per hour

         RATE ADJUSTMENT TRIGGERS:

                  The above asset fees would be adjusted monthly based on the following triggers:

                  Should either "Average Assets per Account" or "Average Assets per CUSIP" decrease 10% in a given month from their baseline March through May 2000 averages, the basis point fee rates would be adjusted up using the formula: Previous Rate divided by .9. When/if a rate adjustment is made, both trigger ratios would be reset at new levels equal to 10% below their previous level. Subsequent adjustments to the rates would be triggered should these ratios decrease in additional 10% increments. Downward adjustments would be made to the rates using the same formula should the trigger ratios increase in 10% increments, but only to the extent that previous upward rate adjustments have been made. The basis point fee rates could not be adjusted below the original rates listed above.

                  TRIGGERS:

                                           Average Assets per Account          Average Assets per Cusip
                                           --------------------------          ------------------------
                 Bank & Thrift                       $9,733                          $184,696,341
                 Prime Rate                         $113,660                        $1,259,736,679
                 All Others                         $29,452                           $63,379,993

                                                                 EXHIBIT B, P. 3

NOTES TO THE ABOVE FEE SCHEDULE

A. The above schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include but are not limited to those set forth on Exhibit C to this Agreement. Reimbursable expenses are billed separately from service fees on a monthly basis.

B. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

C. The above fees, except for those indicated by an "*", are guaranteed through May 31, 2002. All items marked by an "*" are subject to change with 60 day notice.

                                                                EXHIBIT B.1, P.1
                                                             TA2000 VOICE SYSTEM
                                                                    FEE SCHEDULE

PER CALL SERVICE FEE
Utilization of DST's TA2000 Voice System is based on a service fee of $.20 per call. Each call has a maximum duration of seven (7) minutes. This charge is a flat rate regardless of the number or type of transactions that a shareholder processes during the call. A given call could result in inquiries and/or transactions being processed for various funds in the complex. Therefore, on a monthly basis, DST will report the number of inquiries and/or transactions processed by fund. A percentage of the total will be derived and reported for each fund. As a result of this process, DST will allocate the charges among the individual funds.

MULTIPLE CALL FLOWS
An additional fee of $500 per month will be charged for each additional call flow that requires different flows, functions, vocabulary, processing, rules or access method. An additional fee of $200 per month will be charged for each additional call flow that is identical in flows, functions, vocabulary, processing rules or access method.

MINIMUM MONTHLY CHARGE
DST's commitment to the reliability and continued enhancement of the TA2000 Voice System necessitates a minimum monthly charge for the service. The minimum monthly charge will only be assessed when it is greater than the monthly service fees. The minimum monthly charge will be implemented on a graduated basis based on the number of cusips and shareholders in a fund complex and is the sum of the cusip and account charges. The schedule for this charge is as follows:

            YEARS                    CHARGE PER              CHARGE PER
             OF                   CUSIP AUTHORIZED           SHAREHOLDER
           SERVICE                  FOR SERVICE*              ACCOUNT**

              1                         $ 50                    $.002
              2                         $ 75                    $.003
              3                         $100                    $.004

         * CUSIPS ADDED TO THE SERVICE will be subject to the same minimums being charged to the other cusips in the complex at the time the cusips are added.

         ** THE PER ACCOUNT CHARGE is based on the total number of shareholder accounts in authorized cusips at the end of each month.

OUT OF POCKET COSTS
Each fund complex will require a unique WATS number for their shareholders to call. Each WATS number will require a specific number of trunks to service a given volume of shareholder calls. All installation and monthly usage charges associated with these will be billed through monthly out-of-pocket invoices.

                                                               EXHIBIT B.2, P. 1
                                            NSCC FEES AND OUT-OF-POCKET EXPENSES

DST Fees

         DST charges $1,500 per cusip per year for the NSCC platform

Settling Bank Fees

         Fund may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between Fund and the Settling Bank.

NSCC Participant Fees

         The NSCC charges $40 per month per management company for CPU access/shared line costs.

         A combined participant base fee of $200 per month is charged for the following services:

         Fund/SERV:

         The NSCC charges an activity charge of $.30 per inputted transaction. Transactions include purchases, redemptions and exchanges.

         Networking: The NSCC charges the following activity fee:

            -    $.02 per account for funds paying dividends on a monthly basis
            -    $.01 per account for funds paying dividends other than monthly

         Commission Settlement: The NSCC charges the following processing fee:

            - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

            - $.20 per hundred records, per month, for 500,001 to 1,000,000 records

            - $.10 per hundred records, per month, for 1,000,001 records and above

         Note: Participant fees are cumulative when Fund/SERV, Networking and/or
               Commission Settlement are used in conjunction with each other.

                                                                       EXHIBIT C
                                                           REIMBURSABLE EXPENSES

Forms
Postage (to be paid in advance if so requested)
Mailing Services
Computer Hardware and Software - specific to Fund or installed at remote site at Fund's direction
Telecommunications Equipment and Lines/Long Distance Charges
Magnetic Tapes, Reels or Cartridges
Magnetic Tape Handling Charges
Microfiche/Microfilm/CD ROM
Freight Charges
Printing
Bank Wire and ACH Charges
Proxy Processing - per proxy mailed
     not including postage
      Includes:          Proxy Card
                         Printing
                         Outgoing Envelope
                         Return Envelope
                         Tabulation and Certification
Tax Certification Mailings (e.g., W-8 & W-9)
     (Postage associated with the return
      envelope is included)
N.S.C.C. Communications Charge
     (Fund/Serv and Networking)
Record Storage (hardcopy/microfiche/on-call)

Second Site Disaster                         Currently $.10
     Backup Fee (per account)                through 12/31/01, subject to
                                             annual adjustment

Transmission of Statement Data for           Currently $.035/per
Remote Processing                                record
Travel, Per Diem and other Billables
     Incurred by DST personnel traveling to,
     at and from Fund at the request
     of Fund

                                                                       EXHIBIT D
                                                            AUTHORIZED PERSONNEL

Pursuant to Section 8.A. of the Agency Agreement between Fund and DST (the "Agreement"), Fund authorizes the following Fund personnel to provide instructions to DST, and receive inquiries from DST in connection with the
Agreement:

        Name                                                    Title
        ----                                                    -----
-----------------------------                        --------------------------------

-----------------------------                        --------------------------------

-----------------------------                        --------------------------------

-----------------------------                        --------------------------------

-----------------------------                        --------------------------------

-----------------------------                        --------------------------------

-----------------------------                        --------------------------------

-----------------------------                        --------------------------------

This Exhibit may be revised by Fund by providing DST with a substitute Exhibit
D. Any such substitute Exhibit B shall become effective twenty-four (24) hours after DST's receipt of the document and shall be incorporated into the Agreement.

ACKNOWLEDGMENT OF RECEIPT:

                                            DST SYSTEMS, INC.

                                            By:     /s/ Jonathan Boehm
                                                    ----------------------------
                                            Title:     Group VP
                                                    ----------------------------
                                            Date:     11/30/2000
                                                    ----------------------------

                                 LEXINGTON MONEY MARKET TRUST
                                 PILGRIM EQUITY TRUST
                                       Pilgrim Index Plus Protection Fund
                                       Pilgrim MidCap Opportunities Fund
                                 PILGRIM GROWTH OPPORTUNITIES FUND
                                 PILGRIM MAYFLOWER TRUST
                                       Pilgrim Growth + Value Fund
                                       Pilgrim International Value Fund
                                       Pilgrim Research Enhanced Index Fund
                                 PILGRIM NATURAL RESOURCES TRUST
                                 PILGRIM PRIME RATE TRUST
                                 PILGRIM SMALLCAP OPPORTUNITIES FUND
                                 PILGRIM VARIABLE PRODUCTS TRUST
                                       Pilgrim VP Convertible Portfolio
                                       Pilgrim VP Emerging Countries Portfolio
                                       Pilgrim VP Financial Services Portfolio
                                       Pilgrim VP Growth & Income Portfolio
                                       Pilgrim VP Growth + Value Portfolio
                                       Pilgrim VP Growth Opportunities Portfolio
                                       Pilgrim VP High Yield Bond Portfolio
                                       Pilgrim VP International Portfolio
                                       Pilgrim VP International SmallCap Growth
                                       Portfolio
                                       Pilgrim VP International Value Portfolio
                                       Pilgrim VP LargeCap Growth Portfolio
                                       Pilgrim VP MargnaCap Portfolio
                                       Pilgrim VP MidCap Opportunities Portfolio
                                       Pilgrim VP Research Enhanced Index
                                       Portfolio
                                       Pilgrim VP SmallCap Opportunities
                                       Portfolio
                                       Pilgrim VP Worldwide Growth Portfolio
                                 PILGRIM FUNDS TRUST
                                       Pilgrim European Equity Fund
                                       Pilgrim Global Communications Fund
                                       Pilgrim Global Information Technology
                                       Fund
                                       Pilgrim Intermediate Bond Fund
                                       Pilgrim Internet Fund
                                       ING Pilgrim Money Market Fund
                                       Pilgrim National Tax-Exempt Bond Fund
                                       Pilgrim Tax Efficient Equity Fund
                                 PILGRIM MUTUAL FUNDS
                                       Pilgrim Balanced Fund
                                       Pilgrim Convertible Fund
                                       Pilgrim Emerging Countries Fund
                                       Pilgrim High Yield Fund II
                                       Pilgrim International Core Growth Fund
                                       Pilgrim International SmallCap Growth
                                       Fund
                                       Pilgrim LargeCap Growth Fund
                                       Pilgrim MidCap Growth Fund

                                       Pilgrim Money Market Fund
                                       Pilgrim SmallCap Growth Fund
                                       Pilgrim Strategic Income Fund
                                       Pilgrim Worldwide Growth Fund
                                 PILGRIM SENIOR INCOME FUND
                                 PILGRIM ADVISORY FUNDS, INC.
                                       Pilgrim Asia-Pacific Equity Fund
                                 PILGRIM BANK AND THRIFT FUND, INC.
                                 PILGRIM EMERGING MARKETS FUND, INC.
                                 PILGRIM GNMA INCOME FUND, INC.
                                 PILGRIM PRECIOUS METALS FUND, INC.
                                 PILGRIM GROWTH AND INCOME FUND, INC.
                                 PILGRIM INVESTMENT FUNDS, INC.
                                       Pilgrim High Yield Fund
                                       Pilgrim MagnaCap Fund
                                 PILGRIM INTERNATIONAL FUND, INC.,
                                 PILGRIM RUSSIA FUND, INC.

                                 By: /s/ Robert S. Naka
                                     -----------------------------------

                                 Title: Senior Vice President
                                        --------------------------------

                                 Date: 11/30/2000
                                       ----------------------------------